Additional Shareholder Information
(unaudited)


Results of a Special Meeting of
Shareholders

On December 11, 2006, a Special Meeting of Shareholders was held to vote on various proposals recently approved by the Fund's Director's (the Board Members). The following tables provide the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to the following proposals: (1) elect
Board Members, (2) Regroup and Reorganize Funds, (3) Revise Fundamental Investment Policies.


Proposal 1: Elect Board
Members.
                                                          Broker
         Item Voted On   Votes For    Votes              Non-Votes
                                    Against   Abstentio
                                                  ns

       Nominees:
       Elliot J. Berv                              0.000      0.000
                        3,465,893. 69,837.774
                               688
       A. Benton                                   0.000      0.000
      Cocanougher       3,465,893. 69,837.774
                               688
       Jane F. Dasher                              0.000      0.000
                        3,466,878. 68,852.937
                               525
       Mark T. Finn                                0.000      0.000
                        3,465,893. 69,837.774
                               688
       Rainer Greeven                              0.000      0.000
                        3,465,893. 69,837.774
                               688
       Stephen Randolph                            0.000      0.000
      Gross             3,465,893. 69,837.774
                               688
       Richard E.                                  0.000      0.000
      Hanson Jr.        3,465,893. 69,837.774
                               688
       Diana R.                                    0.000      0.000
      Harrington        3,466,878. 68,852.937
                               525
       Susan M.                                    0.000      0.000
      Heilbron          3,466,878. 68,852.937
                               525
       Susan B. Kerley                             0.000      0.000
                        3,466,878. 68,852.937
                               525
       Alan G. Merten                              0.000      0.000
                        3,465,893. 69,837.774
                               688
       R. Richardson                               0.000      0.000
      Pettit            3,465,893. 69,837.774
                               688
       R. Jay Gerken,                              0.000      0.000
      CFA               3,465,893. 69,837.774
                               688



Proposal 2: Regroup and Reorganize
Funds.

                                                          Broker
                         Votes For    Votes              Non-Votes
                                    Against   Abstentio
                                                  ns
                        3,159,043. 60,971.493 108,858.3 206,858.00
                               579                   90          0





Proposal 3: Revise Fundamental
Investment Policies.

                                                          Broker
         Item Voted On   Votes For    Votes              Non-Votes
                                    Against   Abstentio
                                                  ns
       Borrowing Money   3,157,597. 61,223.837 110,051.6 206,858.00
                               927                   98          0
       Underwriting      3,159,535. 59,285.853 110,051.6 206,858.00
                               911                   98          0
       Lending           3,160,729. 55,134.482 113,009.7 206,858.00
                               219                   61          0
       Issuing Senior    3,156,855. 61,965.853 110,051.6 206,858.00
      Securities               911                   98          0
       Real Estate       3,157,850. 60,971.493 110,051.6 206,858.00
                               271                   98          0
       Commodities       3,155,356. 59,314.300 114,203.0 206,858.00
                               093                   69          0
       Concentration     3,161,845. 56,820.122 110,208.0 206,858.00
                               245                   95          0
       Non-Fundamental   3,160,520. 59,285.853 109,066.8 206,858.00
                               748                   61          0
Total                   25,270,291 474,001.79 886,694.5 1,448,006.
                              .325          3        78        000